UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2010

SkyPostal Networks, Inc.
(Exact name of registrant as specified in Charter)

Nevada	000-52137	27-0005846
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

7805 NW 15th Street
Miami, FL 33126
(Address of Principal Executive Offices)

(305) 599-1812
(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICER

Mr. E. Harold “Hal” Gassenheimer was appointed Director of SkyPostal Network, Inc.’s Board of Directors effective May 5, 2010.  Mr. Gassenheimer brings over 30 years of financial and general management experience to the Company’s Board of Directors.  Mr. Gassenheimer obtained his MBA from the Harvard School of Business and began his career at ExxonMobil where he served 23 years in various executive positions developing expertise in international tax, legal and accounting matters.  Since ExxonMobil, Mr. Gassenheimer has participated as a partner with responsibility for finance in several large real estate development projects where he arranged debt financing and handled reporting requirements with banks.   He was the Treasurer of Cunard Line Limited and Seabourn Cruise Line, a division of Carnival Corporation for three years where he rebuilt the controls, systems and procedures for cash management.  Following that, Mr. Gassenheimer served as CFO for Avalon Research Group until its successful sale in 2005. Since then he has served as CFO of Reefbreak Management, a hedge fund, and COO of MAMC, Inc., a mortgage servicer.  Hal is currently the CFO of Littlebanc, an investment firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyPostal Networks, Inc.
(Registrant)

By:	/s/ Albert P. Hernandez
Albert P. Hernandez
Chief Executive Officer

Date: May 10, 2009

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